UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2017

Sierra Income Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
280 Park Ave, 6th Floor East
New York, NY 10017
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2017, Sierra Income Corporation (the “Company”), SIC Advisors LLC, the Company’s investment adviser (“SIC Advisors”) and SC Distributors LLC, the Company’s dealer manager (the “Dealer Manager”) entered into the First Amendment to the Second Amended and Restated Dealer Manager Agreement (the “First Amendment”). The terms of the First Amendment will become effective with respect to subscriptions of Class A shares submitted beginning on June 16, 2017, which will be deposited into an escrow account pending the Company's acceptance of such subscriptions. If accepted, the Company expects to close on such subscriptions on June 30, 2017.

Pursuant to the First Amendment, the upfront selling commission was reduced from 7.00% of gross proceeds to up to 3.00% of gross proceeds and the dealer manager fee was reduced from 2.75% of gross proceeds to up to 2.50% of gross proceeds. Further, in connection with the sale of Class A shares by participating broker-dealers, the Dealer Manager will reallow and pay participating broker-dealers up to: (a) 3.00% of the gross proceeds from their allocated sales of Class A shares; and (b) 2.50% of the gross proceeds for dealer manager fees of Class A shares. In addition, SIC Advisors will pay the Dealer Manager, without reimbursement from the Company, an ongoing distribution and stockholder servicing fee that accrues daily in an amount equal to 1/365th of up to 1.0% of the net asset value per Class A share as of the end of each quarterly period following the date of purchase on a continuous basis from year to year for certain services.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment attached hereto as Exhibit 10.1, which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to the Second Amended and Restated Dealer Manager Agreement, dated as of June 15, 2017, by and among the Company, SIC Advisors, and the Dealer Manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2017	SIERRA INCOME CORPORATION

	By:	/s/ Christopher M. Mathieu
Christopher M. Mathieu Chief Financial Officer